Exhibit 21

      The active subsidiaries owned directly or indirectly by Loral Space & Communications as of February 28, 2003, all 100% owned (except as noted below) consist of the following:

Loral Space & Communications Corporation	Delaware

Loral SpaceCom Corporation	Delaware

Loral Communications Services, Inc.	Delaware

Loral Ground Services, L.L.C.	Delaware

Earth Station Ecuador CIA Ltda.	Ecuador

Loralsat CIA Ltda.	Ecuador

Space Systems/Loral, Inc.	Delaware

International Space Technology, Inc.(1)	Delaware

Cosmotech(1)	Russian Federation

SS/L Export Corporation	U.S. Virgin Islands

Loral Skynet International, L.L.C.	Delaware

Loral Satellite, Inc.	Delaware

Loral Orion, Inc.	Delaware

Loral CyberStar Global Services, Inc.	Delaware

Loral CyberStar International, Inc.	Delaware

Tel-Link Communications Private Limited	India

Loral CyberStar GmbH(2)	Germany

Loral CyberStar Japan, Inc.	Delaware

Ons-Mauritius	Mauritius

Loral CyberStar Services, Inc.	Delaware

Loral CyberStar Holdings, L.L.C.	Delaware

Loral Asia Pacific Satellite (HK) Limited	Hong Kong

Loral CyberStar Americas do Brasil Ltda.	Brazil

Loral CyberStar Com do Brasil Ltda.	Brazil

Loral CyberStar Com de Argintina SRL	Argentina

Loral CyberStar, Inc.	Delaware

Loral CyberStar (Europe) Ltd.	United Kingdom

Loral CyberStar Data Services GmbH	Germany

Loral CyberStar Data Holdings L.L.C.	Delaware

Loral CyberStar Data Americas do Brasil Ltda.	Brazil

Loral CyberStar Data do Brasil Ltda.	Brazil

Loral Canada Inc.	Delaware

Loral General Partner, Inc.	Delaware

Government Services, L.L.C.	Delaware

Loral Holdings, Inc.	Delaware

Loral Mexico Holdings L.L.C.	Delaware

ATSS Mexico, Inc.	Delaware

ATSS/Loral Mexico, LP	Delaware

Mexico Satellite, LLC(3)	Delaware

Loral Holdings Ltd.	Bermuda

Loral Space do Brasil Ltda.	Brazil

Loral Skynet do Brasil Ltda.	Brazil

Loral CyberStar Ltd.	Bermuda

Loral Broadband Holdings, L.P.	Delaware

Loral CyberStar, L.L.C.	Delaware

CyberStar, L.P.(4)	Delaware

CyberStar Licensee, L.L.C.(4)	Delaware

CyberStar International, L.L.C.(4)	Delaware

CyberStar Services, L.L.C.(4)	Delaware

CyberStar, L.L.C.(4)	Delaware

Loral Global Services N.V.	Netherlands Antilles

Loral Global Services B.V.	Netherlands

LGP (Bermuda) Ltd.	Bermuda

Loral Licensing Ltd.	Bermuda

Loral Space Licensing Limited	Cyprus

Loral Satmex Ltd.	Bermuda

Loral Satellite Ltd.	Bermuda

Loral Skynet (IOM) Limited	Isle of Man

Loral Mauritius Ltd.	Mauritius

NOTES

(1)	Only 47.7% Owned Directly or Indirectly

(2)	Only 99.5% Owned Directly or Indirectly

(3)	Only 77.78% Owned Directly or Indirectly

(4)	Only 82.45% Owned Directly or Indirectly